Exhibit 99(a)(20)

LAZARD RETIREMENT SERIES, INC.

ARTICLES OF AMENDMENT

LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation's Lazard Retirement Multi-Asset Targeted Volatility Portfolio to Lazard Retirement Global Dynamic Multi Asset Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Service Shares of Lazard Retirement Multi-Asset Targeted Volatility Portfolio are redesignated as Service Shares of Lazard Retirement Global Dynamic Multi Asset Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Investor Shares of Lazard Retirement Multi-Asset Targeted Volatility Portfolio are redesignated as Investor Shares of Lazard Retirement Global Dynamic Multi Asset Portfolio.

SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at one billion seven hundred fifty million (1,750,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million seven hundred fifty thousand dollars ($1,750,000.00), classified as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard Retirement US Small Cap Equity Growth Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Fundamental Long/Short Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	100,000,000 50,000,000

Lazard Retirement International Equity Select Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Small Cap Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Listed Infrastructure Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Developing Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Portfolio	Shares Authorized

Lazard Retirement Emerging Markets Equity Blend Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Income Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Dynamic Multi Asset Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Capital Allocator Opportunistic Strategies Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Total	1,750,000,000

The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of April 10, 2014.

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Nathan A. Paul
Nathan A. Paul
Vice President

Witness:

/s/ Tamar Goldstein
Tamar Goldstein
Assistant Secretary
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